                                                               EXHIBIT 99(H)(12)


                         FUND PARTICIPATION AGREEMENT


                                     Among


                       THE PRUDENTIAL SERIES FUND, INC.,


                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,


                PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC,


                                      And


                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
ARTICLE I.          Fund Shares                                   3

ARTICLE II.         Representations and Warranties                6

ARTICLE III.        Prospectuses, Reports to
                    Shareholders and Proxy Statements;
                    Voting                                        7

ARTICLE IV.         Sales Material and Information                9

ARTICLE V.          Diversification                              10

ARTICLE VI.         Potential Conflicts                          10

ARTICLE VII.        Indemnification                              11

ARTICLE VIII.       Applicable Law                               16

ARTICLE IX.         Termination                                  16

ARTICLE X.          Notices                                      17

ARTICLE XI.         Miscellaneous                                18

SCHEDULE A          Separate Accounts and Contracts              20

SCHEDULE B          Participating Life Investment Trust
                    Funds                                        21

                         FUND PARTICIPATION AGREEMENT


                                     Among


                       THE PRUDENTIAL SERIES FUND, INC.,


                 THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,


                PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC,


                                      And


                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY



                         FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT, made as of this_______ day of______ ,2000 by and among Hartford Life and Annuity Insurance Company ("Hartford"); a Connecticut corporation, on its behalf and on behalf of each separate account set forth on Schedule A attached as it may be amended from time to time (the "Separate Accounts"); The Prudential Series Fund, Inc., a Maryland corporation (the "Funds"), Prudential Investment Management Series LLC, a Delaware limited liability company (the "Distributor") and The Prudential Insurance Company of America, a New Jersey mutual insurance company (the "Adviser").

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

     WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Fund; and

     WHEREAS, the Fund intends to make available shares of it series set forth on Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

     WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") to be issued by them for distribution (the "Contracts"); and

     NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Fund, the Distributor and the Adviser agree as follows:

                            ARTICLE I. FUND SHARES

1.1 The Fund and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Fund will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Fund or its designee of such order.

     A. For purposes of this Agreement, Hartford shall be the designee of the Fund and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Fund receives notice of orders by 9:00 a.m. (Eastern time) on the next following Business Day.

     B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Directors of the Fund (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Fund to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Fund and the Distributor agree that shares of the Fund or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Fund or any of its Series will be sold to the general public.

1.4 The Fund and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

     A. For the purposes of this Agreement, Hartford shall be the designee of the Fund for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Fund, provided that the Distributor receives notice of the redemption request by 9:00 a.m. (Eastern time) on the next following Business Day.

1.5 Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

     A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

     B. In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

     C. In the event of net redemptions, the Fund shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Fund shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Fund shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.

1.7 The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Fund shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Distributor shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Fund shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.

     A. If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

     B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Fund and/or its agents shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay qualified plans ("Plans") or annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Fund's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Fund or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a miscalculation by the Fund or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Fund, the applicable Series or its agents for any material losses incurred by the Fund, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Fund or its agents result in a gain to the Plans or Contract owners, Hartford will consult with the Fund or its designee as to what reasonable efforts shall be made to recover the money and repay the Fund, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Fund or its agents, to recover the money and repay the Fund, the applicable Series or its agents; but Hartford shall not be obligated to take legal action against the Plans or Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

                  ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1  Hartford represents and warrants that:

     A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law;

     B. The Contracts will be issued in compliance with all applicable federal and state laws and regulations.

     C.   Hartford is duly organized and in good standing under applicable law.

     D. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act.

2. 2 The Fund and the Distributor represent and warrant that:

     A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

     B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

     C . Series shares shall be sold in compliance with all applicable federal and state securities laws and regulations.

     D. The Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

     E. The Fund shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3  The Fund and the Adviser represent and warrant that:

     A. The Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Fund has ceased to qualify or that the Fund might not qualify in the future.

     B. The Fund is duly organized and validly existing under the laws of the state of its incorporation.

     C.   The Fund does and will comply in all material respects with the 1940
Act.

     D. The Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.4  The Distributor represents and warrants that:

     A. It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Fund and Hartford in compliance with the laws and regulations and any applicable state and federal laws and regulations.

         ARTICLE III. PROSPECTUSES; REPORTS TO SHAREHOLDERS AND PROXY
                              STATEMENTS; VOTING

3.1 The Fund, at its expense, will print and provide Hartford with as many copies of the Series' current prospectus and statement of additional information as Hartford may reasonably request to deliver to existing Contract owners. At Hartford's request, the Fund will provide, in lieu of the printed prospectuses, camera-ready film or computer diskettes containing the Series' prospectus and statement of additional information for printing by Hartford at the Fund's expense. Hartford will deliver, at the Fund's expense, the Series' prospectus and statement of additional information to existing Contract owners.

     A. Hartford may elect to print the Series' prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2 Hartford, at its expense, will print the Contract prospectus for use with prospective owners of Contracts. If Hartford chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Series' prospectus(es) and statement of additional information, the Fund shall bear the cost of providing the camera-ready film or diskettes. Neither the Fund, the Adviser nor the Distributor shall be responsible for the costs of printing such prospectus or statement of additional information.

3.3 The Fund, at its expense, will provide Hartford with copies of its reports to shareholders, and other communications to shareholders in such quantity as Hartford shall reasonably require for distributing, at the Fund's expense, to Contract owners.

3.4 The Fund will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford, at the Fund's expense, will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

     A. To the extent permitted by applicable laws, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

     B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.5 The Fund will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                  ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Fund prior to use, each piece of sales literature or advertising prepared by Hartford in which the Fund, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Fund, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Fund.

4.2 Hartford will not, without the permission of the Fund, make any representations or statements on behalf of the Fund or concerning the Fund in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus( (b) reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Fund.

4.3 The Fund shall furnish, or shall cause to be furnished, to Hartford or its designee, each piece of sales literature or advertising prepared by the Fund in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.

4.4 Neither the Fund nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Account, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5. The Fund will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 Hartford will provide to the Fund, upon the Fund's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

                          ARTICLE V. DIVERSIFICATION

5.1 The Fund and the Adviser represent and warrant that, at all times, the Series will comply with Section 817 of the Code and all regulations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Series ceases to so qualify, it will take all steps necessary (a) to notify Hartford immediately of such event and (b) to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation (S)1.817-5.


                        ARTICLE VI. POTENTIAL CONFLICTS

6.1 The Board of Directors of the Fund will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board of Directors of the Fund shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board of Directors of the Fund. This includes, but is not limited to, an obligation by Hartford to inform the Board of Directors of the Fund whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board of Directors of the Fund, or a majority of its independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 Hartford, at the request of the Adviser will, at least annually, submit to the Board of Directors of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                         ARTICLE VII. INDEMNIFICATION

7.1  Indemnification by Hartford

     A. Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Fund and each of its directors (if applicable), officers, employees and agents and each person, if any, who controls the Fund within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Fund shares or the Contracts and:

          1. Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford on behalf of the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Fund for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Fund Documents as defined in Section 7.2 (A)(l)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in
Section 7.2(A)(l) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Fund by or on behalf of Hartford; or

          4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford; as limited by and in accordance with the provision of Sections 7.1(B) and 7.1(C) hereof.

     B. Hartford shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Fund or Distributor, whichever is applicable.

     C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Fund.

7.2  Indemnification by the Distributor, the Adviser, and the Fund

     A. The Distributor, the Adviser, and the Fund agree to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act

(collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, the Adviser, and the Fund, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith (collectively, "Losses") to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series' shares or the Contracts and:

          1. Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Fund applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, the "Fund Documents" for purposes of Section 7) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Fund, the Adviser, or the Distributor by or on behalf of Hartford for use in the Fund Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

          2. Arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from Company Documents as defined in Section 7.1 (A)(l)) or wrongful conduct of the Fund, Adviser or Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Series shares; or

          3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents as defined in
Section 7.1 (A)(l), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor, the Adviser, or the Fund; or

          4. Arise out of or result from any failure by the Distributor, the Adviser, or the Fund to provide the services or furnish the materials under the terms of this Agreement; or

          5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor, the Adviser, or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor, the Adviser, or the Fund; as limited by and in accordance with the provisions of Sections 7.2(B) and 7.2(C) hereof,

     B. The Distributor, the Adviser, or the Fund shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

     C. The Distributor, the Adviser, or the Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor, the Adviser, or the Fund, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor, the Adviser, or the Fund of any such claim shall not relieve the Distributor, the Adviser, or the Fund from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor, the Adviser, or the Fund will be entitled to participate, at their own expense, in the defense thereof. The Distributor, the Adviser, and the Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor, the Adviser, and the Fund to such party of their election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor, the Adviser, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     D. The Indemnified Parties shall promptly to notify the Distributor, the Adviser, and the Fund of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of each Separate Account.

7.3 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification.

At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.4 With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

7.5 If a party is defending a claim and indemnifying the other party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five (5) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.5 shall not apply.
                  ---

7.6 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding,
                                                          -------
separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                         ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New Jersey.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                            ARTICLE XI. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

     A. Termination by any party for any reason upon six-months advance written notice delivered to the other parties, it being understood that no party may give notice under this provision until July 1, 2004; or

     B. Termination by Hartford by written notice to the Fund, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or,

     C. Termination by Hartford upon written notice to the Fund with respect to any Series in the event that such Series ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

     D. Termination by Hartford upon written notice to the Fund and the Distributor with respect to any Series in the event that such Fund fails to meet the diversification requirements specified in Section 5.1 of this Agreement.

     E. Termination upon mutual written agreement of the parties to this Agreement.

9.2  Effect of Termination.

     A. Notwithstanding any termination of this Agreement, the Fund shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Fund, redeem investments in the Series and invest in the Series through additional purchase payments.

     B. Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Fund the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

     C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                              ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

The Prudential Series Fund, Inc.
Gateway Center Three
100 Mulberry Street, 4/th/ Floor
Newark, N.J. 07102-4077
Attention: Secretary

If to the Distributor:

Prudential Investment Management Services LLC
Gateway Center Three
100 Mulberry Street, 14/th/ Floor
Newark, N.J. 07102-4077
Attention: Secretary

If to the Adviser:

The Prudential Insurance Company of America

751 Broad Street, 21/st/ Floor
Newark, N.J. 07102
Attention: Secretary

If to Hartford:                          With a copy to:

Hartford Life and Annuity Insurance Co.  Hartford Life and Annuity Insurance Co.
200 Hopmeadow Street                     200 Hopmeadow Street
Simsbury, Connecticut 06070              Simsbury, Connecticut 06070
Attn: Thomas M. Marra                    Attn: Lynda Godkin, General Counsel

                           ARTICLE XI. MISCELLANEOUS

11.1 Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

Hartford Life and Annuity Insurance Company
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time


By:  /s/ Peter Cummins
    --------------------------------------------
Peter Cummins
Its Senior Vice President


THE PRUDENTIAL SERIES FUND, INC.

By:  /s/ C. Christopher Sprague
    --------------------------------------------
    C. Christopher Sprague, Assistant Secretary

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:  /s/ Robert F. Gunia
    --------------------------------------------
    Robert F. Gunia, Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:  /s/ Robert F. Gunia
    --------------------------------------------
    Robert F. Gunia, Vice President

                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

--------------------------------------------------------------------------------
Name of Separate Account and Date                      Contract Form Numbers
Established
--------------------------------------------------------------------------------
Hartford Life and Annuity Insurance Company
Separate Account One; established May 20, 1991         LA VA 99
--------------------------------------------------------------------------------
Hartford Life and Annuity Insurance Company
Separate Account Seven; established April 1, 1999      IA VA 99
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                       20

                                  SCHEDULE B

                             PARTICIPATING SERIES

                         Prudential Jennison Portfolio
                             20/20 Focus Portfolio